                                                                    Exhibit 11.1
Computation of Earnings

                         WILLIS LEASE FINANCE CORPORATION
                        Computation of Earnings Per Share

                                                                               1999          1998          1997
                                                                            ----------    ----------    ----------
                                                                             (in thousands, except per share data)
Income before extraordinary item
Basic
     Earnings:
           Income before extraordinary item                                   $3,283        $9,451        $5,330
                                                                            ==========    ==========    ==========

     Shares:

          Average common shares outstanding                                    7,382         7,266         5,497
                                                                            ==========    ==========    ==========

Basic earnings per common share before extraordinary item                      $0.44         $1.30         $0.97
                                                                            ==========    ==========    ==========

Assuming Full Dilution
     Earnings:
           Income before extraordinary item                                   $3,283        $9,451        $5,330
                                                                            ==========    ==========    ==========

     Shares:
          Diluted average common shares outstanding                            7,447         7,461         5,673
                                                                            ==========    ==========    ==========

Earnings per common share assuming full dilution,
     before extraordinary item                                                 $0.44         $1.27         $0.94
                                                                            ==========    ==========    ==========

Net income
Basic
     Earnings:
          Net income                                                          $3,283        $9,251        $7,338
                                                                            ==========    ==========    ==========

     Shares:
          Average common shares outstanding                                    7,382         7,266         5,497
                                                                            ==========    ==========    ==========

Basic earnings per common share                                                $0.44         $1.27         $1.33
                                                                            ==========    ==========    ==========

Assuming Full Dilution
     Earnings:
          Net income                                                          $3,283        $9,251        $7,338
                                                                            ==========    ==========    ==========

     Shares:
          Diluted average common shares outstanding                            7,447         7,461         5,673
                                                                            ==========    ==========    ==========

Earnings per common share assuming full dilution                               $0.44         $1.24         $1.29
                                                                            ==========    ==========    ==========

Supplemental information:

Difference between average common shares outstanding to calculate basic and assuming full dilution is due to options outstanding under the 1996 Stock Options/Stock Issuance Plan and warrants issued in conjunction with the initial public offering

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